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                                    EXHIBIT A

                             JOINT FILING AGREEMENT


                  The undersigned hereby agree that the statement on Schedule 13G with respect to the Ordinary Shares of Arel Communications and Software Limited dated as of February 22, 2000 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.


Date:  February 22, 2000                   SOROS FUND MANAGEMENT LLC


                                           By:     /S/ MICHAEL C. NEUS
                                                   -----------------------------
                                                   Michael C. Neus
                                                   Assistant General Counsel


Date: February 22, 2000                    GEORGE SOROS


                                           By:     /S/ MICHAEL C. NEUS
                                                   -----------------------------
                                                   Michael C. Neus
                                                   Attorney-in-Fact


Date: February 22, 2000                    STANLEY F. DRUCKENMILLER


                                           By:     /S/ MICHAEL C. NEUS
                                                   -----------------------------
                                                   Michael C. Neus
                                                   Attorney-in-Fact